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                       REPORT OF INDEPENDENT ACCOUNTANTS

THE BOARD OF DIRECTORS
SENTRY LIFE INSURANCE COMPANY
   AND
THE CONTRACT OWNERS OF
SENTRY VARIABLE LIFE ACCOUNT I:

We have audited the accompanying statement of assets, liabilities and contract owners' equity of the Liquid Asset Portfolio, Growth Portfolio, Limited Maturity Bond Portfolio and Balanced Portfolio of the Sentry Variable Life Account I as of December 31, 1995, and the related statements of operations and changes in contract owners' equity for each of the three years in the period then ended. These financial statements are the responsibility of Sentry Life Insurance Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Liquid Asset Portfolio, Growth Portfolio, Limited Maturity Bond Portfolio and Balanced Portfolio of the Sentry Variable Life Account I as of December 31, 1995, and the results of their operations and the changes in their contract owners' equity for each of the three years in the period then ended in conformity with generally accepted accounting principles.



Cooper & Lybrand L.L.P.

Chicago, Illinois
February 9, 1996